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Exhibit d(1)

INTERNATIONAL RECTIFIER CORPORATION
2000 INCENTIVE PLAN
(As Amended and Restated as of November 22, 2004)

1.     THE PLAN.

        1.1    Purpose.

        The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward employees (including officers) and directors of the Company with awards and incentives for individual performance and for financial performance of the Company. "Corporation" means International Rectifier Corporation and "Company" means the Corporation and/or its Subsidiaries, unless the context otherwise requires. These terms and other capitalized terms are defined in Article 6.

        1.2    Administration and Authorization; Power and Procedure.

          1.2.1    Committee.    This Plan shall be administered by and all Awards to Eligible Persons shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members. Awards to a non-employee director shall be subject to approval or ratification by the Board.

          1.2.2    Plan Awards; Interpretation; Powers of Committee.    Subject to the express provisions of this Plan, the Committee shall have the authority:

            (a)   to determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an Award;

            (b)   to grant Awards to Eligible Persons, determine the price at which    securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards, provided, however, that any Awards to a non-employee director shall be subject to approval or ratification by the Board;

            (c)   to approve the forms of Award Agreements (which need not be identical either among types of awards or among Participants) and any amendments thereto;

            (d)   to construe and interpret this Plan and any agreements defining the    rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

            (e)   to amend, cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Section 5.6;

            (f)    to adjust the exercisability, term (subject to the limits of Section 1.6) or vesting schedule of any or all outstanding Awards, adjust the number of shares subject to any Award, or otherwise change previously imposed terms and conditions as deemed appropriate by the Committee, by amendment, waiver or other legally valid means (which may result, among other changes, in a different number of shares subject to the Award, a different vesting or exercise period, or, except as provided below, a different exercise or purchase price), in each case subject to Sections 1.4 and 5.6; provided, however, that in no case shall the exercise price of any Option be reduced (by amendment, substitution, cancellation and regrant or other means) without prior stockholder approval;

            (g)   to provide for the settlement of an Award in cash, shares or another Award, based upon the intrinsic value of such Award at the time of settlement or such other valuation methodology as the Committee may approve; and

            (h)   to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

          1.2.3    Binding Determinations/Liability Limitation.    Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

          1.2.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

          1.2.5    Bifurcation of Plan Administration and Delegation.    Subject to the limits set forth in the definition of "Committee" in Article 6, the Board may delegate different levels of authority to different committees with administration and grant authority under this Plan, provided that each designated Committee granting any Options hereunder will consist exclusively of a member or members of the Board. A majority of the members of the acting Committee will constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of a Committee will constitute action by the Committee. A Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

        1.3    Participation.

        Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards, subject to the terms of this Plan.

        1.4    Shares Available for Awards; Share Limits.

          1.4.1    Shares Available.    Subject to the provisions of Section 5.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

          1.4.2    Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan (the "Share Limit") is equal to the sum of the following:

            (a)   12,000,000 shares of Common Stock, plus

            (b)   the number of shares of Common Stock available for additional award grant purposes under the Corporation's 1997 Employee Stock Incentive Plan (the "1997 Plan") as of the date of stockholder approval of this amended and restated version of the Plan (the "Stockholder Approval Date") and determined immediately prior to the termination of authority to grant new awards under the 1997 Plan as of the Stockholder Approval Date, plus

            (c)   the number of any shares subject to stock options granted under the 1997 Plan or the Corporation's Amended and Restated Stock Incentive Plan of 1992 (the "1992 Plan") and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; provided, however, that if stockholders approve and the Corporation implements a proposal to permit the Corporation to offer a one-time opportunity to holders of certain outstanding stock options granted under this Plan, the 1997 Plan and the 1992 Plan to exchange such options for a conditional right to receive new Options granted under this Plan (the "Option Exchange") at an exercise price equal to the Fair Market Value of a share of Common Stock on the date such new Option (a "Replacement Option") is granted, the shares subject to any outstanding options granted under the 1997 Plan or the 1992 Plan tendered in the Option Exchange shall be available solely for the purpose of granting Replacement Options pursuant to the Option Exchange and shall not be available for the grant of any new Awards under this Plan.

            Shares issued in respect of any Awards granted under this Plan other than Options shall be counted against the Share Limit as two shares for every share actually issued in connection with the Award.

            The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 2,250,000. The maximum number of shares subject to options that during any three consecutive calendar years are granted to any individual shall be limited to 1,200,000. The maximum individual limit on the number of shares in the aggregate subject to all Awards that during any three consecutive calendar years are granted under this Plan shall be 1,200,000. Each of these share limits shall be subject to adjustment as contemplated by this Section 1.4 and Section 5.2.

          1.4.3    Share Reservation; Replenishment and Reissue of Unvested Awards.    No Award may be granted under this Plan unless, on the date of grant, the sum of (1) the maximum number of shares issuable at any time pursuant to such Award, plus (2) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations as appropriately adjusted, plus (3) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares under the Plan, shall again, except to the extent prohibited by law, be available for subsequent Awards under the Plan; provided, however, that shares subject to any Options granted under this Plan tendered in the Option Exchange shall be available solely for the purpose of granting Replacement Options pursuant to the Option Exchange and shall not be available for the grant of any new Awards under this Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

        1.5    Grant of Awards.

        Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Subsection 1.2.2, the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.

        1.6    Award Period.

        Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but not later than five (5) years after the Award Date in the case of Options or other rights to acquire Common Stock; provided, however, that any payment of cash or delivery of shares pursuant to an Award may be delayed until a further date if specifically authorized by the Committee pursuant to Article 3 or otherwise, by resolution, written consent or other writing.

        1.7    Limitations on Exercise and Vesting of Awards.

          1.7.1    Provisions for Exercise.    Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six months after the Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

          1.7.2    Procedure.    Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.

          1.7.3    Fractional Shares/Minimum Issue.    Fractional share interests shall be disregarded, but may be accumulated for future exercises. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

        1.8    Acceptance of Notes to Finance Exercise.

        The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

          (a)   The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

          (b)   The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

          (c)   The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code.

          (d)   If the Participant retires or the Participant's employment or service otherwise terminates, the unpaid principal balance of the note shall become due and payable on the 30th business day after such event; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability    assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Corporation) by the Participant subsequent to such event.

          (e)   If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

          (f)    The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

        1.9    No Transferability; Limited Exception to Transfer Restrictions.

          1.9.1    Limit on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (1) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (2) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

          1.9.2    Exceptions.    The Committee may permit Awards to be exercised by and paid to the Participant's "family members" (as defined below), charitable institutions, or other persons as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made by the Participant for estate planning, tax planning, or essentially donative purposes and that no consideration (other than nominal consideration or an exchange for an interest in the family related entity) is received by the Participant or in settlement of marital property or similar rights or interests. Notwithstanding the foregoing, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

          For purposes hereof, a "family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or an employee), a trust in which these persons (including the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which those persons (including the Participant) control the management of assets, and any other entity in which these persons (including the Participant) own more than fifty percent (50%) of the voting interests.

          1.9.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Subsection 1.9.1 shall not apply to:

            (a)   transfers to the Corporation,

            (b)   the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

            (c)   if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

            (d)   the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

2.     OPTIONS.

        2.1    Grants.

        One or more Options may be granted under this Article to any Eligible Person. Each Option granted shall be designated in the applicable Award Agreement, by the Committee, as either an Incentive Stock Option, subject to Section 2.3, or a Nonqualified Stock Option.

          2.1.1    Special International Grants.    One or more Options or other Awards may be granted to Eligible Employees who provide services to the Corporation outside of the United States. Options or other Awards granted to such Eligible Employees may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to the Plan and approved by the Board.

        2.2    Option Price.

          2.2.1    Pricing Limits.    The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but shall not be less than 100% (110% in the case of an Incentive Stock Option granted to a Participant described in Section 2.4) of the Fair Market Value per share of the Common Stock on the date of grant, except as provided in Section 2.6 and subject to adjustments provided by Section 5.2.

          2.2.2    Payment Provisions.    The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (a) in cash or by electronic funds transfer; (b) by check payable to the order of the Corporation; (c) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8; (d) by notice and third party payment in such manner as may be authorized by the Committee; or (e) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and provided further that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

        2.3    Limitations on Grant and Terms of Incentive Stock Options.

          2.3.1    $100,000 Limit.    To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

          2.3.2    Option Period.    Each Option and all rights thereunder shall expire no later than five (5) years after the Award Date, but may be subject to early termination pursuant to Section 5.2 and/or deferred pay-out elections, as the Committee may provide.

          2.3.3    Other Code Limits.    Incentive Stock Options may only be granted to Eligible Employees of the Corporation or of a Subsidiary that satisfies the other eligibility requirements of the Code. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

        2.4    Limits on 10% Holders.

        No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        2.5    Effects of Termination of Service (Including Retirement).

        Subject to earlier termination pursuant to or as contemplated by Section 1.6 or 5.2:

          2.5.1    Options.    Any Option outstanding at the time of a Retirement or other termination of employment (or other service specified in the Award Agreement) for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Committee and set forth in the Award Agreement, but no such Option shall be exercisable after the final expiration date of the Option.

          2.5.2    Other Awards.    The Committee shall establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) in the event of a Retirement or other termination of employment or service and in so doing may make distinctions based upon the cause of termination and the nature of the Award. Unless otherwise provided in the applicable Award Agreement and subject to the other provisions of this Plan, Restricted Stock Awards and Performance Share Awards, to the extent such Awards have not become vested as of the date of a Retirement or other termination of employment or services with the Company, shall be terminated upon such date.

        2.6    Options and Rights in Substitution for Stock Options Granted by Other Corporations.

        Options may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the other entity, on terms necessary to preserve the intrinsic value of prior outstanding options.

3.     RESTRICTED STOCK OR UNIT AWARDS.

        3.1    Grants.

          3.1.1    General.    The Committee may, in its discretion, grant one or more Restricted Stock or Restricted Stock Unit Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Any stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

          3.1.2    Special Provisions for Stock Units.    Subject to such rules and procedures as the Committee may establish from time to time, the Committee may, in its discretion, authorize a Stock Unit Award or the crediting of Stock Units pursuant to the terms of this Plan and any applicable deferred compensation plan maintained by the Company, permit an Eligible Person to irrevocably elect to defer or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other Award under this Plan or any other stock option plan or deferred compensation plan of the Company. The specific terms, conditions and provisions relating to each Stock Unit grant or election, including the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable agreement or Award and the relevant Company deferred compensation plan, in form substantially as approved by the Committee.

          3.1.3    Stock Unit Payouts.    The Committee shall determine, among other terms of a Stock Unit Award, the form of payment of Stock Units, whether in cash, Common Stock, or other consideration (including any other Award) or any combination thereof, and the applicable vesting and payout provisions of the Stock Units. The Committee in the applicable Award Agreement or the relevant Company deferred compensation plan may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

        3.2    Restrictions.

          3.2.1    Pre-Vesting Restraints.    Except as provided in Section 3.1 and 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

          3.2.2    Dividend and Voting Rights.    Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to vote such shares but shall not be entitled to dividends on any of the shares until the shares have vested. Such dividends shall be retained in a restricted account until the shares have vested and shall revert to the Corporation if they fail to vest.

          3.2.3    Cash Payments.    If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify the provisions for return of the cash (with or without an earnings factor) as to any restricted shares which cease to vest or be eligible for vesting.

        3.3    Return to the Corporation.

        Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions at the time of a Retirement or other termination of employment or other service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

4.     PERFORMANCE SHARE AWARDS, STOCK BONUSES AND DEFERRED PAYMENT OPPORTUNITIES.

        4.1    Grants of Performance Share Awards.

        The Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not more than 10 fiscal years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee, consistent with Subsection 5.10.3(b), if applicable, may determine.

        4.2    Special Performance-Based Awards.

        Without limiting the generality of the foregoing, and in addition to options granted under other provisions of this Article 4, other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock or other rights, payable in cash or shares any combination thereof, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary, division, unit, or station basis with reference to revenue growth, gross profit, earnings (before or after taxes; or before or after taxes, interest, depreciation, and/or amortization), cash flow (from operating, investing or financing activities or any combination thereof), working capital, stock performance, stock price appreciation, return on equity or on assets or on net investment, or cost containment or reduction, or any combination thereof (the "business criteria") relative to preestablished performance goals, may be granted under this Plan. The applicable business criteria and the specific performance goals must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance measurement period may be not less than one fiscal quarter nor more than 10 fiscal years. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set. Other types of performance and non-performance awards may also be granted under the other provisions of this Plan.

          4.2.1    Eligible Class.    The eligible class of persons for Awards under this Section shall be employees (including officers) of the Corporation.

          4.2.2    Maximum Award.    In no event shall stock-based grants to a Participant under this Section 4.2 exceed the individual share limits of Subsection 1.4.2 or cash-based grants be paid in an amount of more than $3,000,000 with respect to a Participant's performance during any consecutive three fiscal year period.

          4.2.3    Committee Certification.    Before any Performance-Based Award under this Section 4.2 is paid and to the extent required by Section 162(m) of the Code, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

          4.2.4    Terms and Conditions of Awards.    The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 4.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

          4.2.5    Stock Payout Features.    In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Shares or an Option.

        4.3    Grants of Stock Bonuses.

        The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

        4.4    Deferred Payments Opportunities.

        The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral opportunities shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants, and may take the form of one or more types of Awards authorized under this Plan.

5.     OTHER PROVISIONS.

        5.1    Rights of Eligible Persons, Participants and Beneficiaries.

          5.1.1    Employment Status.    Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

          5.1.2    No Employment Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement. Service between specified vesting dates shall provide no basis for partial vesting or pro rata benefits unless an Award Agreement expressly otherwise provides.

          5.1.3    Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and (except as provided in Subsection 1.4.4) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        5.2    Adjustments; Acceleration.

          5.2.1    Adjustments.    Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution ("spin-off") in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of the Company as an entirety ("asset sale"); then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

            (a)   in any of such events, proportionately adjust any or all of (i) the    number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) (subject to limitations under Subsection 5.10.3) the performance standards appropriate to any outstanding Awards, or

            (b)   in the case of a reclassification, recapitalization, merger, consolidation, combination, or other reorganization, spin-off or asset sale, make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

          The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement or, in the case of Options or similar rights, may base such settlement solely upon the excess (if any) of the price of the underlying shares payable in the transaction over the exercise or strike price of the Award.

          In each case, with respect to Awards of Incentive Stock Options, no adjustment shall be made in a manner that would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby.

          In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

          5.2.2    Acceleration of Awards Upon Change in Control.    Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards shall not be accelerated or determines that only certain or limited benefits under any or all Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event:

            (a)   each Option shall become immediately exercisable,

            (b)   Restricted Stock shall immediately vest free of restrictions, and

            (c)   each Performance Share Award shall become payable to the Participant.

          Any discretion with respect to these events shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction.

          The Committee may override the limitations on acceleration in this Subsection 5.2.2 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur (subject to Subsection 5.2.4) a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur.

          5.2.3    Possible Early Termination of Awards.    Upon the occurrence of either of the following:

            (a)   any Option or other right to acquire Common Stock under this Plan has been fully accelerated as required or permitted by Subsection 5.2.2 but is not exercised prior to (1) a dissolution of the Company, or (2) an event described in Subsection 5.2.1 that the Company does not survive, or

            (b)   the Board or the Committee has provided for settlement at the price paid in a Change in Control Event in respect of at least the vested portion of an outstanding Option or other right upon or in anticipation of a Change in Control Event approved by the Board, such Option or right shall terminate, subject to any provision that has been expressly made by the Board, the Committee through a plan of reorganization approved by the Board or the Committee, or otherwise, for the survival, substitution, assumption, exchange or other settlement of such Option or right.

          5.2.4    Possible Rescission of Acceleration.    If the vesting of an Award has been accelerated expressly in anticipation of an event or subject to stockholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

          5.2.5    Acceleration Upon Termination of Service in Anticipation of, or Following a Change In Control.    The Committee may, either at the time the Award is granted or at any time while the Award remains outstanding, provide that the Award shall accelerate in the event the Participant's employment or other service is terminated by the Company, or the surviving entity, for any reason other than Dismissal for Cause within a designated period (not to exceed eighteen (18) months) following the announcement of any Change in Control with respect to which the Award does not otherwise accelerate. Any Award so accelerated shall remain exercisable until the expiration or earlier termination of the Award.

        5.3    Effect of Termination of Service on Awards.

          5.3.1    General.    The Committee shall establish the effect of a Retirement or other termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon the cause of termination.

          5.3.2    Termination of Consulting or Affiliate Services.    If the Participant is not an Eligible Employee or director and provides services as an Other Eligible Person, the Committee shall be the sole judge of whether the Participant continues to render services to the Company, unless a contract or the Award otherwise provides. If in these circumstances the Committee notifies the Participant in writing that a termination of services of the Participant for purposes of this Plan has occurred, then (unless the contract or Award otherwise expressly provides), the Participant's termination of services for purposes of Section 2.6, 3.3 or 4 shall be the date which is 10 days after the Committee's mailing of the notice or, in the case of a Termination For Cause, the date of the mailing of the notice.

          5.3.3    Events Not Deemed Terminations of Service.    Subject to the requirements of applicable law, the Committee shall establish the effect of a leave of absence on the employment or service relationship and the rights and benefits under each Award under this Plan. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

          5.3.4    Effect of Change of Subsidiary Status.    For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary, a termination of employment or service shall be deemed to have occurred immediately upon such cessation of Subsidiary status with respect to each Eligible Person in respect of the Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

        5.4    Compliance with Laws.

        This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. In addition, any securities delivered under this Plan may be subject to any special restrictions that the Committee may require to preserve a pooling of interests under generally accepted accounting principles. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        5.5    Tax Matters.

          5.5.1    Provision for Tax Withholding or Offset.    Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the minimum amount of any taxes which the Corporation may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the minimum amount of any taxes which the Corporation may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 5.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their Fair Market Value, to satisfy such minimum withholding obligation, determined in each case as of the trading day next preceding the applicable date of exercise, vesting or payment.

          5.5.2    Tax Loans.    If so provided in the Award Agreement, the Corporation may, to the extent permitted by law, authorize a short-term loan of not more than six (6) months to an Eligible Person in the amount of any taxes that the Corporation may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Subsection 5.5.1. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the other provisions of Section 1.8.

        5.6    Plan Amendment, Termination and Suspension.

          5.6.1    Board or Committee Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part; provided, however, that neither Section 1.2 nor any other provision of this Plan shall be amended to permit the reduction (by amendment, substitution, cancellation and regrant, or other means) of the exercise price of any Option without prior stockholder approval. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding or payments deferred in accordance with the terms of this Plan.

          5.6.2    Stockholder Approval.    To the extent then required under Sections 162, 422 or 424 of the Code, Section 5.6.1 hereof, or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          5.6.3    Amendments to Awards.    Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to any requirements of Section 2.5) may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

          5.6.4    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 5.2 shall not be deemed to constitute changes or amendments for purposes of this Section 5.6.

        5.7    Privileges of Stock Ownership.

        Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        5.8    Effective Date of the Plan.

        This Plan was effective as of January 1, 2000, and last amended as of November 22, 2004.

        5.9    Term of the Plan.

        No Award will be granted under this Plan after August 24, 2014 (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

        5.10    Governing Law/Construction/Severability.

          5.10.1    Choice of Law.    This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company or such other state as may be expressly stated in an Award Agreement in a form approved by the Committee.

          5.10.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          5.10.3    Plan Construction.

            (a)    Rule 16b-3.    It is the intent of the Corporation that the Awards and transactions permitted by Awards generally satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability.

            (b)    Section 162(m).    It is the further intent of the Company that (to the extent the Company or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Options granted with an exercise or base price not less than Fair Market Value on the date of grant and performance-based awards under Section 4.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the Committee authorizing the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

        5.11    Captions.

        Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        5.12    Effect of Change of Subsidiary Status.

        For purposes of this Plan and any Award hereunder, if an entity ceases to be a subsidiary, a termination of employment and service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

        5.13    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.

        Awards may be granted to Eligible Persons under this Plan in substitution for employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, or all or a substantial part of the stock or assets of the employing entity.

        5.14    Non-Exclusivity of Plan.

        Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        5.15    No Corporate Action Restriction.

        The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation's or any Subsidiary's capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Corporation's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the Corporation or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

        5.16    Other Company Benefit and Compensation Program.

        Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or the Subsidiaries.

6.     DEFINITIONS.

        6.1    Definitions.

          (a)   "Award" means an award of any Option, Restricted Stock, Stock Bonus, Stock Unit, Performance Share Award, dividend equivalent or deferred payment right or other right or security, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

          (b)   "Award Agreement" means any writing setting forth the terms of an Award that has been authorized by the Committee.

          (c)   "Award Date" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

          (d)   "Award Period" means the period beginning on an Award Date and ending on the expiration date of such Award.

          (e)   "Beneficiary" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

          (f)    "Board" means the Board of Directors of the Corporation.

          (g)   "Change in Control Event" means any of the following:

            (1)   Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation, except to the extent the dissolution is in connection with a sale of assets which would not constitute a Change in Control Event under subsection (2) below.

            (2)   Approval by the stockholders of the Corporation of an agreement to merge, consolidate or otherwise reorganize, with or into, sell or transfer substantially all of the Corporation's business and/or assets as an entirety to one or more entities that are not Subsidiaries, as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entities immediately after the reorganization are, or are to be, owned by former stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization, but including in such determination any securities of the other parties to such reorganization held by such affiliates of the Corporation).

            (3)   The occurrence of any of the following:

        •
        Any "person," alone or with "affiliates" and "associates" of such person, without the prior approval of the Board, becomes the "beneficial owner" of more than 50% of the outstanding voting securities of the Corporation (the terms "person," "affiliates," "associates" and "beneficial owner" are used as such terms are used in the Securities and Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a "Change in Control Event" shall not be deemed to have occurred if such "person" is (A) the Corporation, (B) any Subsidiary, (C) any employee benefit plan or employee stock plan of the Corporation, or any trust or other entity organized, established or holding shares of such voting securities by, for, or pursuant to the terms of any such plan, or (D) any member of or entity or group affiliated with the Lidow family; or

        •
        individuals who at the beginning of any period of two consecutive calendar years constitute a majority of the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (i)    "Commission" means the Securities and Exchange Commission.

          (j)    "Committee" means the Board or any one or more committees of directors appointed by the Board to administer this Plan. At least one committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, in respect of his or her participation in any decision at a time when the Participant affected by the decision may be subject to Section 162(m) of the Code, shall be Disinterested; provided, however, that the failure to satisfy the requisite standard of being Disinterested shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter.

          (k)   "Common Stock" means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 5.2 of this Plan.

          (l)    "Company" means, collectively, the Corporation and its Subsidiaries.

          (m)  "Corporation" means International Rectifier Corporation, a Delaware corporation, and its successors.

          (n)   "Disinterested" means a disinterested director or an "outside director" within the meaning of any applicable mandatory legal or regulatory requirements, including Section 162(m) of the Code as to Awards intended as performance based awards under that section.

          (o)   "Dismissal for Cause" means the Corporation or a Subsidiary has terminated an Eligible Person's employment or service because of any of the following:

            (1)   Any act that has resulted in the Eligible Person's personal gain at the expense of the Corporation or a Subsidiary.

            (2)   An Eligible Person's refusal to perform assigned duties.

            (3)   An Eligible Person's incompetence, insubordination, gross negligence, willful misconduct, breach of fiduciary duty, or conviction of a crime (other than minor traffic violations or similar offenses).

            (4)   Any conduct that results in a substantial detriment to the business or reputation of the Corporation or its Subsidiaries.

          (p)   "Eligible Employee" means an officer (whether or not a director) or employee of the Company.

          (q)   "Eligible Person" means an Eligible Employee, non-employee director or any Other Eligible Person, as determined by the Committee in its discretion.

          (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (s)   "Fair Market Value" on any date means (1) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; or (2) if the stock is not listed on a national securities exchange, the value as established by the Committee or as reported by such other referenced market as the Committee may designate, at such time for purposes of this Plan.

          (t)    "Incentive Stock Option" means an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the Award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

          (u)   "Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

          (v)   "Option" means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

          (w)  "Other Eligible Person" means any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction or as a market maker or promoter of the Corporation's securities) to the Company, and who is selected to participate in this Plan by the Committee. An advisor or consultant may be selected as an Other Eligible Person only if such person's participation in this Plan     would not adversely affect (1) the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (2) the Corporation's compliance with any other applicable laws.

          (x)   "Participant" means an Eligible Person who has been granted an Award    under this Plan.

          (y)   "Performance Share Award" means an Award of a right to receive shares of Common Stock under Section 4.1, or to receive shares of Common Stock or other compensation (including cash) under Section 4.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

          (z)   "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

          (aa)    "Plan" means this International Rectifier Corporation 2000 Incentive Plan, as amended from time to time.

          (bb)    "Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

          (cc)    "Retirement" means retirement with the consent of the Company or, in the case of a non-employee director, a retirement or resignation as a director after at least 5 consecutive years of service as a director.

          (dd)    "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

          (ee)    "Section 16 Person" means a person subject to Section 16(a) of the    Exchange Act.

          (ff)    "Securities Act" means the Securities Act of 1933, as amended from time to time.

          (gg)    "Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

          (hh)    "Stock Unit" means a bookkeeping entry which serves as a unit of    measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of a grant or deferred benefit or right under this Plan. Stock Units carry no dividend, voting, or other rights of a holder of Common Stock. Stock Units may, however, by express provision in the related Award Agreement, carry related dividend equivalent rights.

          (ii)    "Stock Unit Account" means the bookkeeping account maintained by the Company on behalf of each Participant who is granted a Stock Unit award, which Stock Unit Account is credited with Stock Units in accordance with the terms of the applicable Award.

          (jj)    "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

          (kk)    "Total Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

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  Exhibit d(1)